Exhibit 3.1

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

FIRST NATIONAL CORPORATION

The undersigned, on behalf of the corporation set forth below, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, states as follows:

I.

The name of the corporation is First National Corporation (the “Corporation”).

II.

Article III of the Amended and Restated Articles of Incorporation is amended to read as follows:

3. The aggregate number of shares of stock which the Corporation shall have the authority to issue and the par value per share is as follows:

Class	Number of Shares	Par Value
Common Stock	16,000,000	$1.25
Preferred Stock	1,000,000	$1.25

All other Articles and provisions of the Amended and Restated Articles of Incorporation shall remain in full force and effect.

III.

The foregoing amendment was adopted by the Board of Directors of the Corporation on March 25, 2024.

IV.

This amendment was proposed by the Board of Directors of the Corporation and submitted to the shareholders of the Corporation at a meeting of the shareholders held on August 29, 2024 in accordance with the provisions of Title 13.1, Chapter 9 of the Code of Virginia, and:

The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment were:

Designation	Number of Outstanding Shares	Number of Votes Entitled to be Cast
Common Stock

the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

Voting Group	Total Votes FOR	Total Votes AGAINST
Common Stock

The number of votes cast for the amendment by the voting group was sufficient for approval by the voting group.

(Signature to follow)

This amendment is executed in the name of the Corporation on September 3, 2024 and is to be effective when filed.

FIRST NATIONAL CORPORATION

By:
Name: M. Shane Bell Its: Executive Vice President and Chief Financial Officer Entity ID: 02390086

[Signature Page to Articles of Amendment of First National Corporation]